                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to (section mark)240.14a-11(c)
    or (section mark)240.14a-12
                                MULTIMEDIA, INC.
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)
PAYMENT OF FILING FEE (Check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    1) Title of each class of securities to which transaction applies:
    2) Aggregate number of securities to which transaction applies:
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange
     Act Rule 0-11:1
    4) Proposed maximum aggregate value of transaction:
1Set forth the amount on which the filing fee is calculated and state how it was determined.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

                   (Multimedia, Inc. logo appears here)
                                MULTIMEDIA, INC.
                             305 SOUTH MAIN STREET
                                 P.O. BOX 1688
                        GREENVILLE, SOUTH CAROLINA 29602
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 20, 1994
TO OUR SHAREHOLDERS:
     You are cordially invited to the Annual Meeting of Shareholders of Multimedia, Inc. to be held at 2:00 P.M. on Wednesday, April 20, 1994, at the Dorothy Gunter Theatre, Peace Center for the Performing Arts at 300 South Main Street in Greenville, South Carolina for the purpose of considering and acting upon the following:
     1. The election of twelve directors to serve until the next annual meeting of shareholders or until their successors have been duly elected and qualified.
     2. The ratification of the appointment of KPMG Peat Marwick as independent auditors of the Company for 1994.
     3. The transaction of such other matters as may properly come before the meeting or any adjournment thereof.
     The Board of Directors has fixed the close of business on March 3, 1994, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.
                                              BY ORDER OF THE BOARD OF DIRECTORS
                                                     David L. Freeman, SECRETARY
Greenville, South Carolina
March 15, 1994
     A FORM OF PROXY IS ENCLOSED. TO ENSURE THAT YOUR SHARES WILL BE VOTED AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE PAID, ADDRESSED ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN THE EVENT YOU ATTEND THE MEETING.

                      [This page left blank intentionally]

                                MULTIMEDIA, INC.
                             305 SOUTH MAIN STREET
                              POST OFFICE BOX 1688
                        GREENVILLE, SOUTH CAROLINA 29602
                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 20, 1994
     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Multimedia, Inc. (the Company) to be voted at the Annual Meeting of Shareholders of the Company to be held at 2:00 P.M., on Wednesday, April 20, 1994, at the Dorothy Gunter Theatre, Peace Center for the Performing Arts at 300 South Main Street, in Greenville, South Carolina. The approximate date of mailing this Proxy Statement and the accompanying proxy is March 15, 1994.
     Only shareholders of record at the close of business on March 3, 1994, are entitled to notice of and to vote at the meeting. As of such date, there were outstanding 37,274,978 shares of Common Stock, $.10 par value per share (the only voting securities), of the Company. Each share is entitled to one vote.
     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) delivering to the Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Annual Meeting or (iii) attending the Annual Meeting and giving notice of revocation to the Secretary of the Company or in open meeting prior to the proxy being voted (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to: Multimedia, Inc., 305 South Main Street, Post Office Box 1688, Greenville, South Carolina 29602,
Attention: Secretary.
     All shares represented by valid proxies received pursuant to the solicitation and prior to voting at the meeting and not revoked before they are exercised will be voted, and, if a choice is specified with respect to any matter to be acted upon, the shares will be voted in accordance with such specification.
                                       1

                             ELECTION OF DIRECTORS
     The By-laws of the Company provide that the number of Directors to be elected at any meeting of shareholders shall be determined by the Board of Directors. The Board has determined that twelve Directors shall be elected at the Annual Meeting.
     The following twelve persons are nominees for election as Directors at the meeting to serve until the next annual meeting of shareholders of the Company or until their successors are duly elected and qualified. Unless authority to vote at the election of Directors is withheld, it is the intention of the persons named in the enclosed form of proxy to nominate and vote for the persons named below all of whom, other than M. Dexter Hagy, are currently Directors of the Company. Except as otherwise noted below, the business address of each nominee is Multimedia, Inc., 305 South Main Street, Greenville, S.C. 29601. Each such person is a citizen of the United States. There are no family relationships among the directors and the executive officers of the Company, except for Mrs. Ramsaur and Mrs. Stall who are cousins.
     The Company believes that all of the nominees will be available and able to serve as Directors, but in the event any nominee is not available or able to serve, the shares represented by the proxies will be voted for such substitute as shall be designated by the Board of Directors.

                                                                                             SHARES
                                                                                          BENEFICIALLY
                                                                         DIRECTOR         OWNED (% OF
          NAME AND AGE            PRINCIPAL OCCUPATION                    SINCE        OUTSTANDING) (20)
Walter E. Bartlett                Chairman of the Board, Chief             1978         415,095            (1.11%)
  (66)                            Executive Officer and President of
                                  the Company (1)(13)
George H. V. Cecil                Chairman of Biltmore Dairy Farms,        1975          20,000            (*)
  (69)                            Inc., P.O. Box 5355, Asheville,
                                  North Carolina 28813 (Real Estate
                                  Development and Investments)
                                  (2)(15)(17)
Rhea T. Eskew                     Consultant to the Company,               1979          18,800            (*)
  (70)                            400 Huntington Road
                                  Greenville, South Carolina 29615
                                  (3)(16)(17)
David L. Freeman                  Secretary of the Company and a           1984          76,400            (*)
  (69)                            member of the law firm of Wyche,
                                  Burgess, Freeman & Parham, P.A., 44
                                  E. Camperdown Way, Greenville, South
                                  Carolina 29601 (4)(13)(14)(18)
M. Dexter Hagy                    President of Vaxa Corporation,             --           2,000            (*)
  (49)                            Nations Bank Plaza, Suite 606,
                                  Greenville, South Carolina 29601
                                  (Investment Holding Company) (5)
Robert E. Hamby, Jr.              Senior Vice President Finance and        1990         127,231            (*)
  (47)                            Administration and Chief Financial
                                  Officer of the Company (6)(13)

                                       2

                                                                                             SHARES
                                                                                          BENEFICIALLY
                                                                         DIRECTOR         OWNED (% OF
          NAME AND AGE            PRINCIPAL OCCUPATION                    SINCE        OUTSTANDING) (20)
John T. LaMacchia                 President and Chief Executive            1989           5,600            (*)
  (52)                            Officer and Director of Cincinnati
                                  Bell Inc., 201 East 4th Street
                                  Cincinnati, Ohio 45202 (Telephone
                                  Company) (7)(14)(17)
Leslie G. McCraw                  Chairman of the Board and Chief          1990           5,600            (*)
  (59)                            Executive Officer of Fluor
                                  Corporation, 3333 Michelson Drive,
                                  Irvine, California 92730
                                  (Engineering and Construction)
                                  (8)(15)(17)
Dorothy P. Ramsaur                Homemaker active in the supervision      1986       1,565,822            (4.20%)
  (67)                            of personal and family investments,
                                  1 Rockingham Rd., Greenville, South
                                  Carolina 29607 (9)(16)(17)
Donald D. Sbarra                  Senior Vice President of Operations      1988             200            (*)
  (63)                            of the Company (10)
Elizabeth P. Stall                Homemaker active in civic affairs        1986          63,982            (*)
  (62)                            and in the supervision of personal
                                  and family investments, 11 Sirrine
                                  Drive, Greenville, South Carolina
                                  29605 (11)(14)(16)(17)(18)
William C. Stutt                  Limited Partner of Goldman Sachs         1981          27,000            (*)
  (66)                            Group, L.P., 85 Broad Street, New
                                  York, New York 10004 (Investment
                                  Banking) (12)(14)(15)(17)(18)
All Directors and Executive                                                           2,601,356            (6.87%)(19)
Officers as a Group (16 persons)

 (*) Less than 1%.
 (1) Mr. Bartlett was elected Chairman of the Board in October 1989. Mr. Bartlett was elected Chief Executive Officer and President of the Company in December 1993. He served as Chief Executive Officer from December 1984 to April 1993. He served as President and Chief Executive Officer from December 1984 to December 1989 and from October 1990 to April 1992. The number of shares shown as beneficially owned by Mr. Bartlett includes 200,000 shares covered by options.
 (2) Mr. Cecil is a Director of Carolina Power & Light Co. The number of shares shown as beneficially owned by Mr. Cecil includes 5,000 shares covered by an option, pursuant to the Director Stock Option Plan.
 (3) Mr. Eskew elected to retire from the Company in December 1989. Prior to his retirement, Mr. Eskew served as Senior Executive of Multimedia Newspaper Company from December
                                       3

     1984. The number of shares shown as beneficially owned by Mr. Eskew includes 5,000 shares covered by an option, pursuant to the Director Stock Option Plan.
 (4) Mr. Freeman was elected Secretary of the Company in April 1990. He served as Assistant Secretary of the Company from April 1982 to April 1990. Mr. Freeman is a member of the law firm of Wyche, Burgess, Freeman & Parham, P.A., general counsel to the Company. The number of shares shown as beneficially owned by Mr. Freeman includes 1,400 shares covered by options, but does not include 10,600 shares covered by options, which excluded options become exercisable more than 60 days after the date of this Proxy Statement.
 (5) Mr. Hagy is a Director of Carolina First Corporation.
 (6) Mr. Hamby was elected Senior Vice President Finance and Administration and Chief Financial Officer in October 1993. He served as Treasurer and Chief Financial Officer from October 1987 to October 1993. Mr. Hamby is a Director of Carolina First Corporation. The number of shares shown as beneficially owned by Mr. Hamby includes 109,000 shares covered by options, but does not include 51,000 shares covered by options, which excluded options become exercisable more than 60 days after the date of this Proxy Statement. The number of shares shown as beneficially owned by Mr. Hamby also includes 1,543 shares held by the Company's Thrift Plan of which Mr. Hamby may be deemed a beneficial owner and 5,700 shares owned by his wife as custodian for his sons, as to which shares owned by his wife he disclaims beneficial ownership.
 (7) Mr. LaMacchia is a Director of the Kroger Co. The number of shares shown as beneficially owned by Mr. LaMacchia includes 5,000 shares covered by an option, pursuant to the Director Stock Option Plan.
 (8) Mr. McCraw is a Director of Allergan, Inc. The number of shares shown as beneficially owned by Mr. McCraw includes 5,000 shares covered by an option, pursuant to the Director Stock Option Plan.
 (9) The number of shares shown as beneficially owned by Mrs. Ramsaur includes 1,244,247 shares held by her as trustee under the will of Roger Peace. The number of shares shown as beneficially owned by Mrs. Ramsaur includes 5,000 shares covered by an option, pursuant to the Director Stock Option Plan.
(10) Mr. Sbarra was elected Senior Vice President of Operations of the Company in December 1993 and Senior Vice President of the Company in October 1987. He served as Chairman of Multimedia Cablevision Company from April 1993 to December 1993 and President of Multimedia Cablevision Company from October 1987 to April 1993.
(11) Mrs. Stall is a Director of Carolina First Corporation. The number of shares shown as beneficially owned by Mrs. Stall includes 750 shares owned by her husband, of which shares she disclaims beneficial ownership. The number of shares shown as beneficially owned by
                                       4

     Mrs. Stall includes 5,000 shares covered by an option, pursuant to the Director Stock Option Plan.
(12) The Goldman Sachs Group, L.P., of which Mr. Stutt is a limited partner, is the 99% general partner of Goldman, Sachs & Co. The number of shares shown as beneficially owned by Mr. Stutt includes 1,400 shares owned by his wife (individually or as custodian for a child), of which he disclaims beneficial ownership and 300 shares owned by his daughter and son-in-law, as to which shares he has investment power but disclaims beneficial ownership and 300 shares owned by his stepson, of which he disclaims beneficial ownership. The number of shares shown as beneficially owned by Mr. Stutt includes 5,000 shares covered by an option, pursuant to the Director Stock Option Plan.
(13) Member of the Executive Committee.
(14) Member of the Compensation Committee.
(15) Member of the Audit Committee.
(16) Member of the Employee Benefits Committee.
(17) Member of the Stock Option Committee.
(18) Member of the Nominating Committee.
(19) Includes an aggregate 593,100 of shares covered by options which are or may become exercisable within 60 days, and includes 9,163 shares held by the Company's Thrift Plan of which an executive officer may be deemed a beneficial owner and excludes an aggregate of 329,000 shares covered by options not exercisable within 60 days by executive officers.
(20) Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the Exchange Act), shares are deemed beneficially owned if the named person has the right to acquire ownership of such shares within 60 days. Percentages are computed on the assumption that unissued shares so subject to acquisition upon the exercise of options by a given person or group are outstanding, but no other such shares similarly subject to acquisition by other persons are outstanding.
                                       5

     The Board of Directors met six times during the year ended December 31, 1993. The Audit Committee met with representatives of KPMG Peat Marwick two times during 1993 for the purpose of reviewing the firm's scope and results of audit. The Compensation Committee met twice in 1993 for the purpose of submitting to the Board of Directors suggested officers' salaries for the ensuing year, incentive bonus plans and other non-stock compensation. The Stock Option Committee met once in 1993 for the purpose of granting options for the Company's common stock to the Company's executive officers and employees. The Employee Benefits Committee met twice in 1993 for the purpose of reviewing new and amended employee benefit programs and personnel policies. The Nominating Committee, which was established in October 1993 and did not meet in 1993, recommends to the Board nominees for election as directors. Recommendations from shareholders will be considered by the Nominating Committee and should be sent to the attention of the Company's Secretary at the Company's address. All Directors attended at least 75 percent of the meetings of the Board and Committees on which such Directors serve.
                     PRINCIPAL SHAREHOLDERS OF THE COMPANY
     As of December 31, 1993, to the extent known to the Company and based on information provided by the following persons, the following provides certain information as to the persons or groups who were the only beneficial owners of 5% or more of the outstanding shares.

                                                                         NUMBER OF
                          NAME & ADDRESS                                   SHARES           PERCENT
                           OF BENEFICIAL                                BENEFICIALLY       OF TOTAL
                               OWNER                                       OWNED          OUTSTANDING
The Equitable Companies Incorporated                                       3,553,775           9.55%
  787 Seventh Avenue
  New York, New York 10019 (1)
Heine Securities Corporation
Michael F. Price                                                           1,974,600           5.31%
  51 John F. Kennedy Parkway
  Short Hills, New Jersey 07078 (2)
Wachovia Corporation, as trustee                                           2,038,605           5.48%
  301 North Main Street
  Winston-Salem, North Carolina 27150 (3)
Wellington Management Company                                              3,260,905           8.76%
  75 State Street
  Boston, Massachusetts 02109 (4)

(1) The number of shares shown as beneficially owned by The Equitable Companies Incorporated (Equitable) is based on information provided as of December 31, 1993 and includes 3,466,775 shares held by Equitable's subsidiary, Alliance Capital Management, L.P., on
                                       6
    behalf of client discretionary investment advisory accounts, and 87,000 shares held by Equitable's subsidiary, The Equitable Life Assurance Society of the United States. With respect to these shares, Equitable's subsidiaries have sole voting power with respect to 2,564,930 shares, have shared voting power with respect to 87,000 shares, and have sole investment power with respect to 3,553,775 shares.
(2) The number of shares shown as beneficially owned by Heine Securities Corporation (HSC) is based on information provided as of December 31, 1993. One or more of HSC's advisory clients is the legal owner of 1,974,600 shares. Pursuant to investment advisory agreements with its advisory clients, HSC has sole investment discretion and voting authority with respect to such 1,974,600 shares. Michael F. Price is President of HSC, in which capacity he exercises voting control and dispositive power over the same shares. Mr. Price disclaims beneficial ownership of the shares beneficially owned by HSC.
(3) The number of shares shown as beneficially owned by Wachovia Corporation, as trustee is based on information provided as of December 31, 1993 and includes 1,988,080 shares held by its subsidiary The South Carolina National Bank, as trustee. With respect to these shares, Wachovia or its subsidiary has sole voting power with respect to 1,158,101 shares, shared voting power with respect to 55,857 shares, sole investment power with respect to 1,864,766 shares and shared investment power with respect to 113,089 shares.
(4) The number of shares shown as beneficially owned by Wellington Management Company (WMC) is based on information provided as of December 31, 1993. These shares are owned by various investment advisory clients of WMC or its subsidiary, Wellington Trust Company, National Association. Pursuant to investment advisory agreements with such clients, WMC or its subsidiary has shared voting power with respect to 1,700,430 shares and shared dispositive power with respect to all 3,260,905 shares.
                                       7

                               EXECUTIVE OFFICERS
     The following provides certain information regarding the executive officers of the Company who are appointed by and serve at the pleasure of the Board:

                                                                                      SHARES
                                                                                   BENEFICIALLY
                                                                                    OWNED (% OF
        NAME AND AGE           POSITION                                           OUTSTANDING)(6)
Walter E. Bartlett (66)        Chairman of the Board, Chief Executive Officer     415,095        (1.11%)
                               and President of the Company (1)
Michael C. Burrus (39)         Vice President of the Company and President of      41,900        (*)
                               Multimedia Cablevision Company (2)
David L. Freeman (69)          Secretary of the Company (1)                        76,400        (*)
Robert E. Hamby, Jr. (47)      Senior Vice President Finance and Adminis-         127,231        (*)
                               tration and Chief Financial Officer of the
                               Company (1)
William deB. Mebane (45)       Vice President of the Company and President of      67,578        (*)
                               Multimedia Newspaper Company (3)
Donald D. Sbarra (63)          Senior Vice President of Operations of the             200        (*)
                               Company (1)
Pat A. Servodidio (56)         Vice President of the Company and President of      55,400        (*)
                               Multimedia Broadcasting Company (4)
Robert L. Turner (52)          Vice President of the Company and President of     108,748        (*)
                               Multimedia Entertainment Company (5)

(*) Less than 1%.
(1) See information under ELECTION OF DIRECTORS.
(2) Mr. Burrus joined the Company in 1981 and was named Vice President of the Company and President of Multimedia Cablevision Company in April 1993. He served as Executive Vice President of Multimedia Cablevision Company from March 1992 until April 1993. He served as Vice President of Operations and Finance of Multimedia Cablevision Company from February 1985 until March 1992. The number of shares shown as beneficially owned by Mr. Burrus includes 41,900 shares covered by options, but does not include 84,200 shares covered by options, which excluded options become exercisable more than 60 days after the date of this Proxy Statement. Mr. Burrus failed to file a Form 4, but filed a Form 5, under the Exchange Act with respect to a 1993 disposition of shares held for his account in the Company's Thrift Plan.
(3) Mr. Mebane was elected Vice President of the Company and President of Multimedia Newspaper Company in March 1989. From December 1983 to March 1993, he served from time to time as Publisher of the Greenville News and the Greenville Piedmont. He served as Vice President of Multimedia Newspaper Company from June 1985 to February 1989. The number
                                       8
    of shares shown as beneficially owned by Mr. Mebane includes 41,800 shares covered by options, but does not include 41,200 shares covered by options, which excluded options become exercisable more than 60 days after the date of this Proxy Statement. The number of shares shown as beneficially owned by Mr. Mebane also includes 606 shares held for him in an IRA account and 7,472 shares held by the Company's Thrift Plan of which Mr. Mebane may be deemed a beneficial owner.
(4) Mr. Servodidio was elected Vice President of the Company and President of Multimedia Broadcasting Company in April 1992. He served as Vice President/General Manager of WKYC-TV (majority owned by the Company) from June 1991 until April 1992. Mr. Servodidio was President of RKO General (a broadcasting company) from 1987 to 1991. The number of shares shown as beneficially owned by Mr. Servodidio includes 55,400 shares covered by options, but does not include 97,600 shares covered by options, which excluded options become exercisable more than 60 days after the date of this Proxy Statement.
(5) Mr. Turner joined the Company and was named President of Multimedia Entertainment Company in February 1991 and was elected Vice President of the Company in April 1991. Mr. Turner was President and Chief Executive Officer of Orbis Communications, Inc. (a syndicated program and television movie business) from February 1984 until February 1991. The number of shares shown as beneficially owned by Mr. Turner includes 108,600 shares covered by options, but does not include 44,400 shares covered by options, which excluded options become exercisable more than 60 days after the date of this Proxy Statement. The number of shares shown as beneficially owned by Mr. Turner also includes 148 shares held by the Company's Thrift Plan of which Mr. Turner may be deemed a beneficial owner.
(6) See Note (20) to the table under ELECTION OF DIRECTORS.
                                       9

                            MANAGEMENT COMPENSATION
     The following table sets forth certain information respecting the compensation of each individual who served as the Chief Executive Officer of the Company during 1993, and the four other most highly compensated executive officers of the Company in 1993, for the fiscal years ended December 31, 1993, 1992 and 1991.
                           SUMMARY COMPENSATION TABLE

                                                                          LONG TERM
                                                                         COMPENSATION
                                                                            AWARDS
                                                                          SECURITIES
                                             ANNUAL COMPENSATION (1)      UNDERLYING
             NAME AND                                                      OPTIONS          ALL OTHER
        PRINCIPAL POSITION           YEAR    SALARY ($)     BONUS ($)      (POUND)       COMPENSATION ($)
Walter E. Bartlett                   1993     $533,676      $ 236,000            --        $   4,444(2)
Chairman, President and CEO          1992      528,244        325,000            --            2,739(2)
                                     1991      484,200        130,000            --            4,474(2)
J. William Grimes                    1993      460,735           None       100,000          757,798(3)
President and CEO                    1992      408,404        281,308        25,000           19,410(3)
                                     1991       97,947        300,000       105,000            5,155(3)
Robert L. Turner                     1993      383,776        169,725            --            4,717(2)
President MEC                        1992      371,710        213,150        18,000            4,468(2)
                                     1991      288,852        138,125       120,000                  --
Robert E. Hamby, Jr.                 1993      298,680        164,691            --            4,859(2)
Senior VP Finance and CFO            1992      283,680        182,023        20,000            4,644(2)
                                     1991      258,680         62,500        30,000            4,485(2)
Donald D. Sbarra                     1993      323,680        125,000            --            5,622(2)
Senior VP-Operations                 1992      323,680        187,961            --            5,609(2)
                                     1991      308,680        120,400            --            5,401(2)
William deB. Mebane                  1993      273,680         96,195            --            4,761(2)
President MNC                        1992      260,680        165,236        14,000            4,531(2)
                                     1991      248,680         40,000        30,000            4,512(2)

(1) The Company pays for various perquisites such as club memberships for executive officers and certain other employees. Such club memberships may have been used for personal reasons on occasion. However, the Company has made reasonable inquiry and has concluded that the aggregate amounts of such and other personal benefits do not, in any event, exceed $50,000 or 10% of the salary and bonus as to each person.
(2) Amounts contributed by the Company under the Company's Thrift Plan, except that the amounts shown for Mr. Sbarra also include $1,100 each year for life insurance that will provide a death benefit of $88,417 payable to his beneficiary in the event of his death.
                                       10

(3) The 1993 amount for Mr. Grimes includes $700,000 in severance payments, $46,929 in moving related expenses, $5,914 in imputed interest related to the loans from the Company described below and $4,955 in amounts contributed by the Company under the Company's Thrift Plan. Of the $700,000 in severance payments, $237,250 was paid in 1993 with the balance to be paid in 1994. The 1992 and 1991 amounts include $17,430 and $5,155, respectively, for imputed interest related to the loans from the Company as described below. The 1992 amount also includes $1,980 contributed by the Company under the Company's Thrift Plan.
                     OPTION GRANTS IN THE LAST FISCAL YEAR
     The following table sets forth the options granted in 1993 to the named executive officers.

                                                        INDIVIDUAL GRANTS
                                   NUMBER OF
                                  SECURITIES       % OF TOTAL
                                  UNDERLYING        OPTIONS
                                    OPTIONS         GRANTED                                          GRANT DATE
                                    GRANTED       TO EMPLOYEES        EXERCISE        EXPIRATION      PRESENT
                                    (POUND)      IN FISCAL YEAR    PRICE ($/SH)(1)       DATE        VALUE ($)
Walter E. Bartlett                     None              --                 --               --              --
J. William Grimes                   100,000            66.7%           $ 35.00          4/20/03(2)   $1,956,000(3)
Robert L. Turner                       None              --                 --               --              --
Robert E. Hamby, Jr.                   None              --                 --               --              --
Donald D. Sbarra                       None              --                 --               --              --
William deB. Mebane                    None              --                 --               --              --

(1) The exercise price of the options granted was the fair market value of the Company's common stock on the date of grant.
(2) Each option was to become exercisable for 20% of the shares covered thereby on December 31, 1993 and for an additional 20% of the shares covered thereby on each anniversary thereof. All of these options granted to Mr. Grimes were forfeited upon his resignation in December 1993 as an officer and director of the Company.
(3) The present value determination was made using the Black-Scholes option pricing model. The following assumptions were used in the Black-Scholes option pricing model: expected volatility of .3092, expected risk-free rate of return of 5.84%, dividend yield of 0%, expected exercise period of 10 years and no adjustments for nontransferability or risk of forfeiture.
                                       11

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                      AND
                         FISCAL YEAR-END OPTION VALUES
     The following table sets forth information on option exercises during 1993 by the named executive officers and the value of such officers' unexercised options at December 31, 1993.

                                                            NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                             SHARES                        UNDERLYING UNEXERCISED           IN-THE-MONEY
                           ACQUIRED ON                            OPTIONS                     OPTIONS
                            EXERCISE         VALUE       AT FISCAL YEAR-END (POUND)  AT FISCAL YEAR-END ($)(2)
           NAME              (POUND)    REALIZED ($)(1)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
Walter E. Bartlett                --               --      200,000            --     $6,208,400     $      --
J. William Grimes             63,000      $ 1,589,250           --            --             --            --
Robert L. Turner                  --               --      108,600        29,400      2,343,048       217,782
Robert E. Hamby, Jr.              --               --      109,000        31,000      1,648,958       226,382
Donald D. Sbarra                  --               --           --            --             --            --
William deB. Mebane               --               --       41,800        26,200        437,750       200,582

(1) The values shown represent the excess of the fair market value on the exercise date over the exercise price.
(2) The values shown represent the excess of the fair market value at December 31, 1993 over the exercise price of the shares covered by all unexercised options held by the named executive.
     The Board of Directors has approved a plan of Executive Salary Protection (the Protection Plan) for selected executive officers, under which the Company will pay, to each participant's beneficiary, a continuation of income in the event of the participant's death. In the event of the death of a participant while still employed prior to age 65 (or, in the case of Mr. Bartlett, in the event of his death prior to January 1, 1995), the participant's beneficiary will receive 100% of a specified dollar amount set from time to time by the Board of Directors for that participant for one year and 50% of such amount for each of nine additional years or until the employee's sixty-fifth birthday, whichever is later. The specified dollar amount for Messrs. Bartlett, Turner, Hamby, Sbarra and Mebane, as of December 31, 1993, was $350,000, $250,000, $250,000, $250,000
and $250,000, respectively. In conjunction with the Protection Plan, the Company purchases life insurance on the life of each participant for the exclusive benefit of the Company to indemnify the Company for its potential liabilities under the Protection Plan. The insurance plan is designed so that, if the assumptions made as to mortality and turnover experience, policy dividends, tax savings, interest and other actuarial factors are realized, the Company should recover all its payments, plus a factor for the use of the Company's money.
                                       12

     The following table sets forth the annual pension benefit payable under the Company's retirement pension plan (the Pension Plan) to an employee, including any employee who is a director or an officer, upon retirement in 1994, at age 65, based on selected periods of service.
                               PENSION PLAN TABLE

AVERAGE
 ANNUAL                                   YEARS OF SERVICE
EARNINGS         10              15              20              25              30
$100,000     $ 12,500.00     $ 18,750.00     $ 25,000.00     $ 31,250.00     $ 37,500.00
200,000 (2)    25,000.00       37,500.00       50,000.00       62,500.00       75,000.00
300,000 (2)    37,500.00       56,250.00       75,000.00       93,750.00      112,500.00
400,000 (2)    50,000.00       75,000.00      100,000.00      125,000.00(1)   150,000.00(1)
500,000 (2)    62,500.00       93,750.00      125,000.00(1)   156,250.00(1)   187,500.00(1)
600,000 (2)    75,000.00      112,500.00      150,000.00(1)   187,500.00(1)   225,000.00(1)
700,000 (2)    87,500.00      131,250.00(1)   175,000.00(1)   218,750.00(1)   262,500.00(1)
800,000 (2)   100,000.00      150,000.00(1)   200,000.00(1)   250,000.00(1)   300,000.00(1)

(1) Exceeds the 1994 maximum amount payable under the Pension Plan of $118,800.
(2) Exceeds the 1994 maximum annual salary counted under the Pension Plan of $150,000.
     The Pension Plan covers all full-time employees of the Company and most of its subsidiaries. The amount payable each year under the Pension Plan to a participant is calculated using a percentage of the average of the employee's cash compensation (including bonuses) during the employee's most recent five highest consecutive compensation years out of the last ten worked, which percentage is based on the employee's years of service, reduced by a factor reflecting the participant's social security benefits, and is adjusted if retirement occurs prior to normal retirement age. Under this plan, Mr. Bartlett has 26 years of service; Mr. Turner has 3 years of service; Mr. Hamby has 9 years of service; Mr. Sbarra has 25 years of service and Mr. Mebane has 23 years of service.
     In April and July 1991, the Board of Directors adopted a Supplemental Retirement Program for Messrs. Bartlett and Sbarra which provides an annual supplemental retirement benefit for ten years. The Program provides for monthly vesting on a pro-rata basis beginning July 1, 1991 through December 31, 1994, so that Messrs. Bartlett and Sbarra vest 1/42 per calendar month of work completed prior to retirement. The fully vested annual supplemental retirement benefit will be $200,000 for Mr. Bartlett and $100,000 for Mr. Sbarra.
OTHER
     Pursuant to agreements with J. William Grimes, he was provided with a 1991 $300,000 one-time payment, which is included in the summary compensation table, the Company purchased Mr. Grimes' Connecticut home in 1993 for $2.1 million (its approximate appraised value) plus closing
                                       13
costs to facilitate Mr. Grimes moving his residence to Greenville, SC, and prior to that purchase the Company made an interest free loan to Mr. Grimes as a second mortgage on the Connecticut home in the amount of $350,000 and an additional interest free first mortgage loan for the purchase and remodeling of a home in Greenville, SC, of $800,000. Both of these loans were repaid in connection with the Company's purchase of the Connecticut home. The Company sold the Connecticut home in 1993 for $1,800,000, less closing costs.
     Robert L. Turner had an agreement with the Company pursuant to which his base salary in 1991 was $325,000 and he received in 1991 a one-time payment of $25,000. The agreement provided that, if Mr. Turner's employment with the Company had been terminated without cause in 1993, the Company would have paid him a lump sum equal to 100% of his base salary.
     Under a deferred compensation agreement, William deB. Mebane, or his beneficiary, is entitled to receive $2,500 per year for 10 years in the event of his pre-retirement death or disability or upon his retirement.
     Outside directors receive annual fees of $19,200 each, paid on a monthly basis, and attendance fees of $1,000 per board meeting and $350 per committee meeting in addition to the directors' fees. Directors receive reimbursement of travel expenses. In addition, under the Director Stock Option Plan, each non-employee director receives an initial option for 5,000 shares of the Company's common stock and subsequent annual option grants for 1,000 shares of the Company's common stock. The exercise price of each of these options is or will be the common stock's market price on the date of grant.
     NOTWITHSTANDING ANY STATEMENT IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT INCORPORATING FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH BELOW SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILING.
                      REPORT OF THE COMPENSATION COMMITTEE
                           AND STOCK OPTION COMMITTEE
     The Compensation Committee (the Compensation Committee) of the Board of Directors periodically submits to the Board recommendations respecting the salary, bonus and other non-stock compensation to be provided to the Company's executive officers. The Stock Option Committee (the Stock Option Committee) of the Board grants options for the Company's common stock to the Company's executive officers and employees. These Committees provide the following joint report.
                                       14

EXECUTIVE OFFICER COMPENSATION
     The Committees believe that the Board and its committees must act on the shareholders' behalf in establishing executive compensation programs, because the Company's shareholders ultimately bear the cost of these programs. The Company's executive compensation philosophy and the structure and administration of the executive compensation programs are adopted and effected in accordance with that belief. The Committees annually review the Company's corporate performance and that of its executive officers in determining appropriate compensation. The Committees strive to sustain a balance between the Company's need to attract and retain qualified and motivated executives, on the one hand, and the maximization of the Company's operating performance and the safeguarding of its assets in order to enhance long-term shareholder value, on the other.
     The Committees' executive compensation philosophy is to provide for risk-based pay opportunities that reflect Company and individual performance. In addition, the Company's executive compensation is structured to (i) align executive compensation with Company and individual performance, (ii) ensure compensation fairness and consistency in accordance with individual responsibilities and performances and (iii) emphasize both short and long-term Company performance. The current executive compensation structure consists of base salary, annual cash incentive bonus programs and stock options.
     During the last few years, an increasing portion of each executive's total compensation has become dependent on annual Company performance. The applicable performance measurements have broadened from primarily goals (1985 to 1990) relating to operating cash flow (as defined by the Company) to operating cash flow goals plus (beginning in 1991) individual performance objectives.
     The Compensation Committee's guiding objective in the establishment of base compensation is to provide a competitive salary in light of the executive's level and scope of responsibilities, the executive's performance and the Company's salary budget. The Compensation Committee periodically has the Company's executive base salaries compared with marketplace information, so that a near median relation is sought. This comparison is based on the Towers Perrin Media Industry Compensation Survey of 86 companies (including 16 of the 19 companies in the Company's Peer Group Index). The base level of income is modified annually, based on subjective judgements, by the Compensation Committee, considering such factors as the cash flow performance of the Company or the applicable division, any change in the individual's responsibility or geographic location and the Company's overall salary budget.
     To motivate and reward the accomplishment of annual corporate, divisional and individual objectives, the Compensation Committee has approved a Management Committee Incentive Plan (MCIP). This plan provides for annual cash compensation awards to executive officers (other than the chief executive officer and chairman of the board) that vary from 0% to 100% of base
                                       15
salary depending upon the achievement of net operating cash flow levels determined by the Company's management by reference to the Company's annual budget approved by the Board and objective and subjective key individual goals specified by the chief executive officer (in the case of Mr. Hamby) or the chief operating officer (in the case of the other executive officers covered by the plan). As a pay-for-performance bonus plan, year-end incentive awards are paid only if minimum performance thresholds are met. Participants are subject to two performance measures: (1) corporate/divisional operating cash flow goals which govern 75% of the possible award and provide for the minimum bonus payment if 95%, and the maximum bonus payment if 110%, of the applicable cash flow goal is met, and (2) key individual objectives which are weighted based on their importance to the Company and account for 25% of the potential award. These components provide a superior incentive award opportunity if superior results are achieved. For 1993, each division achieved at least 95% of its budgeted cash flow goal, and the Company achieved 98.5% of its cash flow goal. Each of the officers covered by the MCIP achieved at least 90% of his key individual objectives during 1993.
     The 1993 bonus paid to Mr. Sbarra, who was not a participant in the MCIP in 1993, was awarded by the Compensation Committee because of his new role as Senior Vice President -- Operations.
     The Stock Option Committee believes that significant executive stock ownership is a major incentive in building shareholders' wealth and aligning the interest of executives and shareholders. Stock options are granted to officers and other employees by the Stock Option Committee and generally vest over a five-year employment period.
     Numerous objective and subjective factors are considered by the Stock Option Committee in the allocation of stock options among operating divisions, business units and individual executives. Some of the more important factors considered are:
      Operating cash flow contribution
      Operating profit contribution
      Operating cash flow contribution less capital expenditures
      Number of business locations or staff functions managed
      Number of key executives managed
      Future potential of the key executive
     Commencing in 1994, the Omnibus Budget Reconciliation Act of 1993 denies publicly traded companies the ability to deduct for federal income tax purposes certain compensation paid to top executive officers in excess of $1 million per person. The Compensation Committee and the Stock Option Committee intend in 1994 to examine the new rules and determine whether the Company may provide non-deductible executive compensation.
                                       16

CHIEF EXECUTIVE OFFICER COMPENSATION
     Mr. Bartlett joined the Company in 1976, served as its chief executive officer from December 1984 to April 1993 and assumed the Board chairmanship in 1989. Mr. Grimes was elected chief executive officer in April 1993 and resigned that position in December 1993. Mr. Bartlett reassumed the position of chief executive officer in December 1993. Mr. Bartlett was President of the Company through its recapitalization merger on October 1, 1985 which allowed the Company's shareholders generally to convert each share of stock into such combination of cash, subordinated debenture and proportionate share of the recapitalized company's stock as was elected by the shareholder. Based on the price of the Company's common stock, the Company's shareholders earned from the recapitalization merger price ($3.33 per share) to December 31, 1993 a total return of 93% (reflecting an annual compound growth rate of 3%).
     The Chief Executive Officer's base salary is determined by the Compensation Committee in its sole discretion based on comparisons with marketplace information as described above under Executive Officer Compensation.
     While annual shareholders' total return is important, it is subject to the vagaries of the market. The annual cash bonus paid to the Company's chief executive officer is determined by the Compensation Committee in its sole discretion. In exercising this discretion, the Compensation Committee considers subjective factors, and specific corporate goals that should ultimately be reflected in higher stock prices, such as operating cash flow, net earnings and earnings per share, and the amount of the cash bonus which the chief executive officer would have received had he been subject to the MCIP.
     Mr. Grimes was not granted a bonus at year-end because his resignation was prior to year-end. However, the severance payments to Mr. Grimes are equivalent to approximately one year's salary plus $213,000 in lieu of a year-end bonus.
     During recent years, changes in Mr. Bartlett's bonus compensation have generally paralleled the Company's operating performance. In 1993, Mr. Bartlett's bonus was less than his 1992 bonus reflecting the fact that the Company achieved less than 100% (98.5%) of its operating cash flow goals. In 1993, Mr. Bartlett's annual compensation decreased 10%, the Company's operating cash flow increased 9%, and net earnings and earnings per share excluding one time unusual accounting adjustments increased 19% and 17%, respectively. Since 1988, the Company's operating cash flow has increased 35%, net earnings have increased 168%, and earnings per share have increased 158%. These operating performance results compare to a 58% increase in Mr. Bartlett's annual cash compensation since 1988.
     Upon his election as chief executive officer in 1993, Mr. Grimes was awarded 100,000 stock options which he forfeited upon his resignation in December 1993.
                                       17

     In view of the stock options which Mr. Bartlett received in connection with the Company's recapitalization merger, he has not been granted any stock options since 1985.

COMPENSATION COMMITTEE       STOCK OPTION COMMITTEE
John T. LaMacchia, Chair     John T. LaMacchia, Chair
David L. Freeman             George H. V. Cecil
Elizabeth P. Stall           Rhea T. Eskew
William C. Stutt             Leslie G. McCraw
                             Dorothy P. Ramsaur
                             Elizabeth P. Stall
                             William C. Stutt

                               PERFORMANCE GRAPH
     A line graph comparing the cumulative total shareholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return of the NASDAQ Market Index and a Company selected peer group over the same period is presented below:
                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                            AMONG MULTIMEDIA, INC.,
                    NASDAQ MARKET INDEX AND PEER GROUP INDEX

(Performance Graph appears here--see appendix for listing of plot points)

       ASSUMES $100 INVESTED ON JANUARY 1, 1989 AND DIVIDEND REINVESTMENT
Note: The peer group consists of the following companies:
      A. H. Belo Corporation
       Capital Cities/ABC, Inc.
       CBS, Inc.
       Comcast Corporation
       Dow Jones & Company, Inc.
       Gannett Co, Inc.
       Knight-Ridder, Inc.
       Lee Enterprises
       Media General, Inc.
       Multimedia, Inc.
      New York Times Company
       Park Communications, Inc.
       Scripps Howard Broadcasting
       Company
       TCA Cable TV, Inc.
       Tele-Communications, Inc.
       Times Mirror Company
       Tribune Company
       Viacom, Inc.
       Washington Post Company
     The peer group used in the Company's Performance Graph contained in the Company's 1993 Proxy Statement included Affiliated Publications, Inc., the stock of which ceased being publicly traded in 1993.
                                       19

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION
     The following directors served on the Compensation Committee during 1993:
John T. LaMacchia, as Chair, David L. Freeman, Elizabeth P. Stall and William C. Stutt. The following directors served on the Stock Option Committee during 1993:
John T. LaMacchia, as Chair, George H. V. Cecil, Rhea T. Eskew, Leslie G. McCraw, Dorothy P. Ramsaur, Elizabeth P. Stall and William C. Stutt.
     During 1993, David L. Freeman served as the Secretary for the Company and various of its subsidiaries and was employed by the Company in that capacity. The law firm of Wyche, Burgess, Freeman & Parham, P.A., of which Mr. Freeman is a member, serves as the Company's general counsel and was paid approximately $520,000 by the Company in 1993 for its legal services. Prior to 1990, Rhea T. Eskew was an officer of the Company. William C. Stutt is a limited partner of The Goldman Sachs Group, L.P., the 99% general partner of Goldman, Sachs & Co. which has provided investment banking services for the Company on several occasions in the past. In addition, Goldman Sachs is a market maker in the Company's shares. Goldman Sachs may, from time to time, provide similar or other services for the Company.
                              ELECTION OF AUDITORS
     The Board of Directors recommends the ratification of the appointment of KPMG Peat Marwick, independent certified public accountants, as auditors for the Company and its subsidiaries for 1994 and to audit and report to the shareholders upon the financial statements as of and for the period ending on December 31, 1994. Representatives of KPMG Peat Marwick will be present at the meeting, and such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions which the shareholders may have. KPMG Peat Marwick has acted for the Company in this capacity since 1969, and neither the firm nor any of its members has any relation with the Company except in the firm's capacity as such auditors and tax advisers.
     The appointment of auditors is approved annually by the Board of Directors and subsequently submitted to the shareholders for ratification. The decision of the Board is based on the recommendation of the Audit Committee.
                      VOTING AND OTHER SHAREHOLDER RIGHTS
     Only holders of the Company's 37,274,978 shares of common stock of record at the close of business on March 3, 1994 will be entitled to vote at the Annual Meeting. The shareholders' common stock may not be voted cumulatively in the election of Directors.
                                       20

     Directors will be elected by a plurality of the votes cast at the meeting. The affirmative vote of more shares present or represented at the Annual Meeting voting in favor than voting against will be required to ratify the appointment of auditors. Abstentions and broker non-votes, which are separately tabulated, are included in the determination of the number of shares present and voting, but have no effect on the votes respecting the matters to be voted upon at the meeting.
     In September 1989, the Company declared a dividend distribution of one common share purchase Right for each then and subsequently outstanding share of the Company's common stock. The Rights are designed to assure that all the Company's shareholders, other than an acquiring person, receive equal treatment in the event of any proposed takeover of the Company. Each Right will entitle the holder to buy from the Company one share of common stock at an exercise price of $133.33.
     The Rights will be exercisable only if a person or group acquires 15% or more of the Company's common stock or announces a tender or exchange offer, the consummation of which would result in beneficial ownership by a person or group of 15% or more of the common stock. If a person or group acquires beneficial ownership of 15% or more of the Company's outstanding common stock, each holder of a Right, other than Rights beneficially owned by the acquiring person or group, will have the right to purchase common shares of the Company having a market value of twice the exercise price of the Right (or such lesser number of shares for such proportionately lesser purchase price as is permitted by the amount of the Company's unissued authorized shares). Further, at any time after a person or group acquires beneficial ownership of 15% or more (but less than 50%) of the Company's outstanding common stock, the Board of Directors may, at its option, exchange part or all of the Rights (other than Rights beneficially owned by the acquiring person or group) for shares of the Company's common stock on a one-for-one basis. If the Company is acquired in a merger or other business combination transaction or participates in any of certain specified extraordinary transactions, each holder of a Right, other than Rights beneficially owned by a person or group beneficially owning 15% or more of the Company's outstanding common stock, will thereafter have the right to purchase common shares of the acquiring or surviving company which at the time of such transaction will have a market value of twice the exercise price of the Right.
     Prior to the acquisition by a person or group of beneficial ownership of 15% or more of the Company's common stock, the Rights are redeemable for one-third of one cent per Right at the option of the Board of Directors. If unexercised, the Rights expire September 6, 1999.
                                       21

                            SOLICITATION OF PROXIES
     The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by mail, proxies may be solicited by directors, officers and other regular employees of the Company by telephone, telegram or personal interview for no additional compensation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to beneficial owners of the stock held of record by such persons, and the Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing. To assure the presence in person or by proxy of the largest number of shareholders possible, D. F. King & Co., Inc. has been engaged to solicit proxies on behalf of the Company for an estimated fee of $8,000 plus reasonable out-of-pocket expenses.
                         PROPOSALS OF SECURITY HOLDERS
     Any shareholder of the Company who desires to present a proposal at the 1995 Annual Meeting of Shareholders for inclusion in the proxy statement and form of proxy relating to that meeting must submit such proposal to the Company at its principal executive offices on or before November 16, 1994.
                             FINANCIAL INFORMATION
     THE COMPANY'S 1993 ANNUAL REPORT IS BEING MAILED TO SHAREHOLDERS ON OR ABOUT THE DATE OF MAILING THIS PROXY STATEMENT. THE COMPANY WILL PROVIDE, WITHOUT CHARGE TO ANY RECORD OR BENEFICIAL SHAREHOLDER AS OF MARCH 3, 1994, WHO SO REQUESTS IN WRITING, A COPY OF SUCH 1993 ANNUAL REPORT OR THE COMPANY'S 1993 ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS), INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE DIRECTED TO MULTIMEDIA, INC., 305 S. MAIN STREET, POST OFFICE BOX 1688, GREENVILLE, SOUTH CAROLINA 29602,
ATTENTION: MARKEETA L. MCNATT, CORPORATE COMMUNICATIONS.
                                       22

                                 OTHER BUSINESS
     As of the date of this Proxy Statement, the Board of Directors was not aware that any business not described above would be presented for consideration at the Annual Meeting. If any other business properly comes before the meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the person voting them.
     The above Notice and Proxy Statement are sent by order of the Board of Directors.
                                                     David L. Freeman, SECRETARY
Greenville, South Carolina
March 15, 1994
                                       23

PROXY                                                                MULTIMEDIA, INC.
                                                                       P.O. Box 1688
                                                                  Greenville, S.C. 29602

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
The undersigned hereby appoints Walter E. Bartlett and Robert E. Hamby, Jr. and each of them as Proxies, each with the power to appoint his substitute and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of Multimedia, Inc. held of record by the undersigned on March 3, 1994 at the annual meeting of shareholders to be held April 20, 1994 or any adjournment thereof.
1. Election of Directors

           FOR all nominees listed below [ ]                            WITHHOLD AUTHORITY [ ]
       (EXCEPT AS MARKED TO THE CONTRARY BELOW)                 TO VOTE FOR ALL NOMINEES LISTED BELOW

 W. E. Bartlett, G. H. V. Cecil, R. T. Eskew, D. L. Freeman, M. D. Hagy, R. E.
                          Hamby, Jr., J. T. LaMacchia,
     L. G. McCraw, D. P. Ramsaur, D. D. Sbarra, E. P. Stall and W. C. Stutt (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)
2. Proposal to ratify the appointment of KPMG Peat Marwick as independent auditors of the Company for 1994.
                [ ] FOR              [ ] AGAINST              [ ] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
   This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1 AND 2.
                                         Please sign exactly as name appears on
                                         this proxy. When shares are held by
                                         joint tenants, both should sign. When
                                         signing as attorney, executor,
                                         administrator, trustee or guardian,
                                         please give full title as such. If a
                                         corporation, please sign in full
                                         corporate name by President or other
                                         authorized officer. If a partnership,
                                         please sign in partnership name by
                                         authorized person.

                                         Signature

                                         Signature if held jointly
                                         DATED                            , 1994
 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

*****************************************************************************
                               APPENDIX
On the Notice of Annual Meeting of Shareholders page, the Multimedia,
Inc. logo appears at the top of the page where noted.

On Page 19 the Performace Graph appears where noted. The plot points are listed as follows:

                       1988      1989     1990     1991     1992    1993
Multimedia, Inc.        100    123.20    89.54    90.29   127.58  134.45
Peer Group Index        100    128.70   103.55   115.40   136.61  170.74
NASDAQ Market           100    112.89    91.57   117.56   118.71  142.40